EXHIBIT 99.1

Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Delia Cannan (212) 687-8080

URS CORPORATION REPORTS THIRD QUARTER 2012 RESULTS

Revenues Up 19% from Third Quarter 2011;
Net Income and EPS Also Increase Significantly

Oil & Gas Sector Business Generates 28% of Third Quarter Revenues

Company Raises Net Income and EPS Guidance;
Announces Quarterly Dividend

SAN FRANCISCO, CA – November 6, 2012 – URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2012, which ended on September 28, 2012.

Third Quarter 2012 Highlights

•
Third quarter revenues were $2.95 billion, a 19% increase from the third quarter of 2011, including $ 592.2 million from the former Flint Energy Services Ltd. (“Flint”), which URS acquired in May 2012.

•	Third quarter 2012 GAAP net income was $106.7 million, or $1.43 per share on a diluted basis, compared with a net loss of $623.1 million, or $(8.05) per share, in the third quarter of 2011.

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•
Third quarter 2012 results include a pre-tax gain of $10.8 million (or $0.14 per share after tax) for foreign currency gains related to intercompany loans and an adjustment to pre-tax acquisition-related expense of $0.8 million (or $0.01 per share after tax).  Third quarter 2011 results included a non-cash, after-tax goodwill impairment charge of $699.3 million (or $9.03 per share after tax).

•
Excluding these items from both periods, URS’ non-GAAP net income for the third quarter would have increased 26% from the prior year and non-GAAP diluted earnings per share (“EPS”) would have increased 31%.

•
Net income, EPS and business segment operating income are reported on a GAAP and a non-GAAP  basis.  The non- GAAP measures are reconciled to their corresponding GAAP equivalent at the end of this release as well as at the investor relations section of the Company’s website:  www.urs.com.

•
Third quarter 2012 oil & gas sector revenues were $827.9 million, a 361.7% increase from revenues of $179.3 million in the year ago period, reflecting the acquisition of Flint, robust market conditions and strong organic growth.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “We are pleased with our financial results for the quarter, particularly the strong performance of our new Oil & Gas Division.  Our federal business also performed well, generating significant profits.  We are encouraged by the outlook for the oil & gas market, and the improving prospects for the infrastructure and industrial markets.  We continue to enjoy leading positions in the federal and power markets and expect both businesses to perform well.”

Third Quarter 2012 Results

Revenues for the quarter were $2.95 billion, compared with $2.47 billion recorded during the third quarter of 2011.  Operating income for the third quarter of 2012 was $203.6 million, compared with an operating loss of $620.2 million reported in the corresponding period of the prior year. Net income was $106.7 million, compared to a net loss of $623.1 million reported in the third quarter of 2011.  Diluted EPS were $1.43, compared to a diluted loss per share of $8.05 reported in the third quarter of last year.

URS’ third quarter 2012 results included a pre-tax amount of $10.8 million (or $0.14 per share after tax) for the recognition of foreign currency gains caused by movements in the Canadian dollar versus the U.S. dollar related to intercompany loans and an adjustment to pre-tax acquisition-related expense of $0.8 million (or $0.01 per share after tax).  URS’ prior year third quarter results included a non-cash, after-tax goodwill impairment charge of $699.3 million (or $9.03 per share after tax).

Excluding these items for both periods, URS’ non-GAAP net income for the third quarter of 2012 would have been $ 95.8 million, compared to $76.2 million in the year ago period, an increase of 26%.  URS’s third quarter 2012 non-GAAP diluted EPS would have been $1.28, a 31% increase from third quarter 2011 non-GAAP diluted EPS of $0.98.

The Company’s backlog was $13.8 billion at the end of the third quarter of 2012, compared to $14.3 billion on December 30, 2011, the last day of the Company’s 2011 fiscal year.  URS ended the quarter with a book of business of $26.0 billion, compared to $27.0 billion as of December 30, 2011.

Nine-Month Results

Revenues for the first nine months of 2012 were $8.00 billion, compared with $7.15 billion recorded during the first nine months of 2011.  Operating income for the first nine months of 2012 was $514.5 million, compared with an operating loss of $337.6 million reported in the year-ago period. Net income for the first nine months of 2012 was $240.0 million, compared with a net loss of $494.1 million reported in the first nine months of 2011.  Diluted EPS for the first nine months of 2012 were $3.22, compared with the diluted loss per share of $6.36 reported in the first nine months of last year.

URS’ nine-month results included a pre-tax charge of $16.1 million (or $0.20 per share after tax) for acquisition related expenses, and a pre-tax amount of $4.1 million (or $0.05 per share after tax) for foreign currency gains related to intercompany loans.  URS’ prior year nine-month results included a non-cash, after-tax goodwill impairment charge of $699.3 million (or $8.99 per share after tax) and a pre-tax charge for acquisition-related expenses of $1.0 million (or $0.01 per share after tax).

Excluding these items for both periods, URS’ non-GAAP net income for the first nine months of 2012 would have been $251.0 million, compared with $206.1 million in the prior year, an increase of 22%.  Non-GAAP diluted EPS for the first nine months of 2012 would have been $3.37 compared with non-GAAP diluted EPS of $2.64 for the same period last year, an increase of 28%.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its four segments:  Infrastructure & Environment, Federal Services, Energy & Construction, and Oil & Gas.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  The Oil & Gas segment consists of the operations of Flint, which URS acquired on May 14, 2012, which includes construction, maintenance and other services across the upstream, midstream and downstream oil and gas market.

Infrastructure & Environment.  For the third quarter of 2012, the Infrastructure & Environment segment reported revenues of $920.7 million and operating income of $67.1 million, compared to revenues of $950.8 million and operating income of $60.7 million for the corresponding period in 2011.

Federal Services.  For the third quarter of 2012, the Federal Services segment reported revenues of $682.8 million and operating income of $64.8 million, compared to revenues of $718.7 million and an operating loss of $307.1 million for the corresponding period in 2011.  Excluding its goodwill impairment charge, the Federal Services segment’s non-GAAP operating income would have been $60.3 million for the third quarter of 2011.

Energy & Construction.  For the third quarter of 2012, the Energy & Construction segment reported revenues of $781.5 million and operating income of $64.6 million, compared to revenues of $844.6 million and an operating loss of $355.3 million for the corresponding period in 2011.  Excluding its goodwill impairment charge, the Energy & Construction segment’s non-GAAP operating income would have been $75.4 million for the third quarter of 2011.

Oil & Gas.  For the third quarter of 2012, the Oil & Gas segment reported revenues of $592.2 million and operating income of $28.9 million.  URS established the Oil & Gas segment with the acquisition of Flint on May 14, 2012.

Quarterly Dividend

On November 2, 2012, the Company declared a quarterly cash dividend of $0.20 per common share for the fourth quarter of 2012.  The dividend will be paid on January 4, 2013 to stockholders of record as of December 14, 2012.

Outlook for Fiscal 2012

URS continues to expect that fiscal 2012 revenues will be approximately $11.0 billion.  The Company now expects that net income for fiscal 2012 will be between $315 million and $323 million and that diluted EPS will be between $4.20 and $4.30.  The Company’s fully diluted weighted-average shares outstanding for 2012 are expected to be approximately 75 million shares.

Webcast Information

URS will host a dial-in conference call today, Tuesday, November 6, 2012 at 5:00 p.m. (ET) to discuss its third quarter fiscal 2012 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial, oil and gas, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 57,000 employees in a network of offices in nearly 50 countries (www.urs.com).

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TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future outstanding shares, future backlog and book of business, future dividend payments and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: declines in the economy or client spending; federal sequestration; changes in our book of business; our compliance with government regulations; impairment of our goodwill; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; changes in commodity prices; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in finance arrangements; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended September 28, 2012, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	September 28, 2012	December 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$289.2	$436.0
Accounts receivable, including retentions of $98.9 and $67.5, respectively	1,451.8	1,114.7
Costs and accrued earnings in excess of billings on contracts	1,540.8	1,132.0
Less receivable allowances	(48.0)	(43.1)
Net accounts receivable	2,944.6	2,203.6
Deferred tax assets	68.5	63.0
Inventory	79.5	19.5
Other current assets	151.0	181.8
Total current assets	3,532.8	2,903.9
Investments in and advances to unconsolidated joint ventures	274.7	107.7
Property and equipment at cost, net	694.8	269.4
Intangible assets, net	725.9	522.0
Goodwill	3,262.1	2,773.0
Other long-term assets	330.9	286.6
Total assets	$8,821.2	$6,862.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$93.7	$61.5
Accounts payable and subcontractors payable, including retentions of $42.2 and $39.6, respectively	811.5	659.1
Accrued salaries and employee benefits	620.8	527.0
Billings in excess of costs and accrued earnings on contracts	276.0	310.8
Other current liabilities	206.1	176.5
Total current liabilities	2,008.1	1,734.9
Long-term debt	2,059.5	737.0
Deferred tax liabilities	360.5	276.5
Self-insurance reserves	141.2	132.7
Pension and post-retirement benefit obligations	267.8	276.0
Other long-term liabilities	246.0	221.1
Total liabilities	5,083.1	3,378.2
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 88.9 and 87.8 shares issued, respectively; and 76.8 and 76.7 shares outstanding, respectively	0.9	0.9
Treasury stock, 12.1 and 11.1 shares at cost, respectively	(494.9)	(454.9)
Additional paid-in capital	2,991.6	2,966.8
Accumulated other comprehensive loss	(61.7)	(110.8)
Retained earnings	1,169.2	975.2
Total URS stockholders’ equity	3,605.1	3,377.2
Noncontrolling interests	133.0	107.2
Total stockholders’ equity	3,738.1	3,484.4
Total liabilities and stockholders’ equity	$8,821.2	$6,862.6

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011

Revenues	$2,947.6	$2,471.7	$7,999.8	$7,151.8
Cost of revenues	(2,753.3)	(2,300.1)	(7,484.0)	(6,731.2)
General and administrative expense	(22.6)	(18.5)	(62.0)	(59.9)
Acquisition-related expense	0.8	—	(16.1)	(1.0)
Goodwill impairment	—	(798.1)	—	(798.1)
Equity in income of unconsolidated joint ventures	31.1	24.8	76.8	100.8
Operating income (loss)	203.6	(620.2)	514.5	(337.6)
Interest expense	(20.5)	(5.1)	(51.0)	(15.3)
Other income (expense) (1)	10.8	—	4.1	—
Income (loss) before income taxes	193.9	(625.3)	467.6	(352.9)
Income tax benefit (expense)	(66.1)	39.5	(155.2)	(45.1)
Net income (loss) including noncontrolling interests	127.8	(585.8)	312.4	(398.0)
Noncontrolling interests in income of consolidated subsidiaries	(21.1)	(37.3)	(72.4)	(96.1)
Net income (loss) attributable to URS	$106.7	$(623.1)	$240.0	$(494.1)

Earnings (loss) per share:
Basic	$1.43	$(8.05)	$3.23	$(6.36)
Diluted	$1.43	$(8.05)	$3.22	$(6.36)
Weighted-average shares outstanding:
Basic	74.5	77.4	74.2	77.7
Diluted	74.6	77.4	74.5	77.7

Cash dividends declared per share	$0.20	$—	$0.60	$—

(1)	Other income (expense) consists of foreign currency gains (losses) related to intercompany loans and foreign currency derivatives.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$127.8	$(585.8)	$312.4	$(398.0)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	41.3	20.5	91.7	61.3
Amortization of intangible assets	31.2	16.3	73.8	44.4
Amortization of debt issuance costs and discount/premium	(0.2)	1.5	2.3	4.7
Foreign currency gains related to foreign currency derivatives and intercompany loans	(10.8)	—	(4.1)	—
Normal profit	(2.2)	(5.4)	(4.6)	(1.9)
Goodwill impairment	—	798.1	—	798.1
Provision for doubtful accounts	0.9	0.1	0.9	6.7
Deferred income taxes	(16.4)	(89.3)	2.5	(64.5)
Stock-based compensation	11.2	11.6	32.5	34.0
Excess tax benefits from stock-based compensation	—	—	—	(0.8)
Equity in income of unconsolidated joint ventures	(31.1)	(24.8)	(76.8)	(100.8)
Dividends received from unconsolidated joint ventures	21.4	47.0	67.9	88.4
Changes in operating assets, liabilities and other, net of effects of business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(70.3)	(155.2)	(168.0)	(126.9)
Inventory	—	(4.3)	0.8	(10.8)
Other current assets	3.0	1.2	(10.0)	(5.5)
Advances to unconsolidated joint ventures	0.4	(1.4)	(0.7)	(5.2)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	220.7	91.9	50.4	49.1
Billings in excess of costs and accrued earnings on contracts	(4.3)	24.0	(38.6)	43.2
Other long-term liabilities	(6.5)	11.2	(9.2)	7.5
Other long-term assets	(37.3)	(49.9)	(24.1)	(58.3)
Total adjustments and changes	151.0	693.1	(13.3)	762.7
Net cash from operating activities	278.8	107.3	299.1	364.7
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	—	—	(1,345.7)	(278.8)
Proceeds from disposal of property and equipment	4.2	4.3	17.2	6.5
Payments in settlement of foreign currency forward contract	—	—	(1,260.6)	—
Receipts in settlement of foreign currency forward contract	—	—	1,260.3	—
Investments in unconsolidated joint ventures	(3.4)	(0.6)	(5.4)	(12.6)
Changes in restricted cash	3.8	7.0	3.8	6.7
Capital expenditures, less equipment purchased through capital leases and equipment notes	(52.8)	(30.4)	(101.8)	(61.7)
Net cash from investing activities	(48.2)	(19.7)	(1,432.2)	(339.9)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011
Cash flows from financing activities:
Borrowings from long-term debt	—	—	998.9	—
Payments on long-term debt	(1.3)	(1.7)	(4.4)	(6.1)
Borrowings from revolving line of credit	—	—	560.0	100.0
Payments on revolving line of credit	(170.0)	—	(433.6)	(50.0)
Net payments under foreign lines of credit and short-term notes	(6.1)	5.5	(12.7)	11.3
Net change in overdrafts	(26.7)	(50.5)	4.1	(18.2)
Payments on capital lease obligations	(5.1)	(1.7)	(10.1)	(5.8)
Payments of debt issuance costs	—	—	(8.8)	—
Excess tax benefits from stock-based compensation	—	—	—	0.8
Proceeds from employee stock purchases and exercises of stock options	1.5	0.5	7.7	6.6
Distributions to noncontrolling interests	(16.7)	(38.9)	(51.9)	(77.5)
Contributions and advances from noncontrolling interests	0.1	0.2	2.3	6.3
Dividends paid	(14.9)	—	(29.8)	—
Repurchases of common stock	—	—	(40.0)	(136.7)
Net cash from financing activities	(239.2)	(86.6)	981.7	(169.3)
Net change in cash and cash equivalents	(8.6)	1.0	(151.4)	(144.5)
Effect of foreign exchange rate changes on cash and cash equivalents	10.0	(7.7)	4.6	(2.2)
Cash and cash equivalents at beginning of period	287.8	433.8	436.0	573.8
Cash and cash equivalents at end of period	$289.2	$427.1	$289.2	$427.1

Supplemental information:
Interest paid	$8.5	$2.6	$26.8	$10.4
Taxes paid	$10.8	$44.4	$93.5	$137.0

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$5.7	$3.0	$16.2	$8.1
Cash dividends declared but not paid	$16.2	$—	$16.2	$—

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URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULES OF GAAP TO NON-GAAP MEASURES

Net income and diluted EPS, excluding the impact of acquisition-related expense and adjustment and other income (expense) for the three and nine months ended September 28, 2012, as well as net income (loss) and diluted EPS, excluding the impact of acquisition-related expense and goodwill impairment charge for the three and nine months ended September 30, 2011 in the tables below are not computed in accordance with generally accepted accounting principles (“GAAP”). Segment operating income (loss), excluding the impact of goodwill impairment charge for the three months ended September 30, 2011 in the table below are not computed in accordance with GAAP.

We present these amounts to demonstrate their impact.  These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual performance of our business in the current period with the actual performance of our business in prior periods.  Net income (loss) and diluted EPS excluding the impact of these charges should not be used as a substitute for net income (loss) and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of net income (loss) and diluted EPS, before the impact of the items listed in the table below, to GAAP net income (loss) and diluted EPS for the three and nine months ended September 28, 2012 and September 30, 2011.

	Three Months Ended
	September 28, 2012		September 30, 2011
(In millions, except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Before the impact of acquisition-related expense and other income (expense)	$95.8	$1.28	$76.2	$.98
Adjustment to acquisition-related expense, net of tax	0.6	.01	—	—
Goodwill impairment charge, net of tax	—	—	(699.3)	(9.03)
Other income (expense), net of tax (1)	10.3	.14	—	—
Net income (loss) and diluted EPS	$106.7	$1.43	$(623.1)	$(8.05)

	Nine Months Ended
	September 28, 2012		September 30, 2011
(In millions, except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Before the impact of acquisition-related expense and other income (expense)	$251.0	$3.37	$206.1	$2.64
Acquisition-related expense, net of tax	(14.6)	(0.20)	(0.9)	(0.01)
Goodwill impairment charge, net of tax	—	—	(699.3)	(8.99)
Other income (expense), net of tax (1)	3.6	0.05	—	—
Net income (loss) and diluted EPS	$240.0	$3.22	$(494.1)	$(6.36)

(1)	Other income (expense) consists of foreign currency gains (losses) related to intercompany loans and foreign currency derivatives.

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES (Continued)

Below is the reconciliation of segment operating income (loss), before the impact of items listed in the table below, to GAAP segment operating income (loss) for the three months ended September 30, 2011.

	Three Months Ended September 30, 2011
(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction

Operating income before the impact of the goodwill impairment charge	$60.7	$60.3	$75.4
Goodwill impairment charge	—	(367.4)	(430.7)
Operating income (loss)	$60.7	$(307.1)	$(355.3)

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Oil & Gas (1)	Total
As of September 28, 2012
Backlog	$3,224.9	$3,724.7	$6,023.2	$813.0	$13,785.8
Option years	227.2	2,739.8	2,083.8	—	5,050.8
Indefinite delivery contracts	2,705.6	3,235.7	444.0	767.5	7,152.8
Total book of business	$6,157.7	$9,700.2	$8,551.0	$1,580.5	$25,989.4

As of December 30, 2011
Backlog	$2,993.1	$4,141.8	$7,124.7	$—	$14,259.6
Option years	316.6	2,370.1	2,026.2	—	4,712.9
Indefinite delivery contracts	2,806.5	3,304.0	1,948.0	—	8,058.5
Total book of business	$6,116.2	$9,815.9	$11,098.9	$—	$27,031.0

	September 28,	December 30,
(In millions)	2012	2011
Backlog by market sector:
Federal	$7,027.1	$8,542.4
Infrastructure	3,070.9	3,011.0
Oil & Gas (1,2)	1,337.6	383.4
Power	1,462.1	1,623.8
Industrial (2)	888.1	699.0
Total backlog	$13,785.8	$14,259.6

(1)	We completed the acquisition of Flint in May 2012. The operations of Flint have become the Oil & Gas Division of URS Corporation.

(2)
Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.  In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME (LOSS) BY DIVISION

	Three Months Ended		Nine Months Ended
(In millions)	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011
Revenues
Infrastructure & Environment	$920.7	$950.8	$2,851.1	$2,790.2
Federal Services (1)	682.8	718.7	2,118.1	1,968.5
Energy & Construction	781.5	844.6	2,285.1	2,521.4
Oil & Gas (2)	592.2	—	869.7	—
Inter-segment eliminations	(29.6)	(42.4)	(124.2)	(128.3)
Total revenues	$2,947.6	$2,471.7	$7,999.8	$7,151.8
Operating income (loss)
Infrastructure & Environment	$67.1	$60.7	$175.7	$170.6
Federal Services (1)	64.8	(307.1)	217.5	(225.5)
Energy & Construction	64.6	(355.3)	167.5	(222.8)
Oil & Gas (2)	28.9	—	31.9	—
Corporate	(21.8)	(18.5)	(78.1)	(59.9)
Total operating income (loss)	$203.6	$(620.2)	$514.5	$(337.6)

(1)	The operating results of Apptis Holdings, Inc. (“Apptis”) have been included in our consolidated results since the acquisition on June 1, 2011.

(2)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas (1)	Power	Industrial (1)	Total
Three months ended September 28, 2012
Infrastructure & Environment	$145.4	$395.8	$138.7	$50.3	$170.5	$900.7
Federal Services (2)	682.6	—	—	—	—	682.6
Energy & Construction	273.2	68.1	97.0	240.4	93.4	772.1
Oil & Gas (3)	—	—	592.2	—	—	592.2
Total	$1,101.2	$463.9	$827.9	$290.7	$263.9	$2,947.6

Nine months ended September 28, 2012
Infrastructure & Environment	$500.6	$1,171.4	$399.0	$158.2	$527.5	$2,756.7
Federal Services (2)	2,117.5	—	—	—	—	2,117.5
Energy & Construction	810.4	178.5	186.6	752.2	328.2	2,255.9
Oil & Gas (3)	—	—	869.7	—	—	869.7
Total	$3,428.5	$1,349.9	$1,455.3	$910.4	$855.7	$7,999.8

Three months ended September 30, 2011
Infrastructure & Environment	$164.8	$376.1	$147.1	$40.1	$194.0	$922.1
Federal Services (2)	718.5	—	—	—	—	718.5
Energy & Construction	378.4	67.0	32.2	234.8	118.7	831.1
Oil & Gas (3)	—	—	—	—	—	—
Total	$1,261.7	$443.1	$179.3	$274.9	$312.7	$2,471.7

Nine months ended September 30, 2011
Infrastructure & Environment	$475.1	$1,166.3	$363.0	$141.3	$585.6	$2,731.3
Federal Services (2)	1,967.8	—	—	—	—	1,967.8
Energy & Construction	1,043.2	255.5	129.6	690.2	334.2	2,452.7
Oil & Gas (3)	—	—	—	—	—	—
Total	$3,486.1	$1,421.8	$492.6	$831.5	$919.8	$7,151.8

(1)
Historically, we have included revenues from the oil & gas market sector as part of our presentation of revenues from the industrial & commercial market sector.  Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.  In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

(2)	The operating results of Apptis have been included in our consolidated results since the acquisition on June 1, 2011.

(3)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.